UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2013

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 N.W. 77th Avenue, Miami, Florida		33166
(Address of principal executive offices)		(Zip Code)

(305) 441-6901

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the Certificate of Designations of the 10 3/4% Series B Cumulative Exchangeable Redeemable Preferred Stock (the “Series B Preferred Stock”), each holder of shares of Series B Preferred Stock of Spanish Broadcasting System, Inc. (the “Company”) had the right, on October 15, 2013, to request that the Company repurchase (subject to the legal availability of funds and the Delaware General Corporate Law) all or a portion of such holder’s shares of Series B Preferred Stock at a price equal to 100% of the liquidation preference of such shares, plus all accumulated and unpaid dividends on those shares to the date of repurchase.

On October 15, 2013, holders of shares of Series B Preferred Stock of the Company requested that the Company repurchase 92,223 shares of Series B Preferred Stock for an aggregate repurchase price of $126.9 million, which includes accumulated and unpaid dividends on these shares as of October 15, 2013. The Company did not have sufficient funds legally available to repurchase such Series B Preferred Stock and repurchased 1,800 shares for a repurchase price of approximately $2.5 million, which included accrued and unpaid dividends. Consequently, a “voting rights triggering event” occurred (the “Voting Rights Triggering Event”).

Following the occurrence, and during the continuation, of the Voting Rights Triggering Event, holders of the outstanding Series B Preferred Stock will be entitled to elect two directors to newly created positions on the Company’s board of directors, and the Company will be subject to more restrictive operating covenants, including a prohibition on the Company’s ability to incur any additional indebtedness and restrictions on the Company’s ability to pay dividends or make distributions, redeem or repurchase securities, make investments, enter into transactions with affiliates or merge or consolidate with (or sell substantially all of its assets to) any other person.

The right to elect the two new directors may be exercised initially either at a special meeting of the holders of Series B Preferred Stock or at any annual meeting of the stockholders held for the purpose of electing directors.

The Voting Rights Triggering Event shall continue until (i) all dividends in arrears shall have been paid in full and (ii) all other failures, breaches or defaults giving rise to such Voting Rights Triggering Event are remedied or waived by the holders of at least a majority of the shares of the then outstanding Series B Preferred Stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 3.03 above regarding the Voting Rights Triggering Event is hereby incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 3.03 above regarding the Voting Rights Triggering Event is hereby incorporated by reference into this Item 5.03.

Item 8.01 Other Events

The information contained in Item 3.03 above regarding the Voting Rights Triggering Event is hereby incorporated by reference into this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC.
(Registrant)

October 17, 2013	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Chief Administrative Officer, Senior Executive Vice President and Secretary